UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2009

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 6, 2009, i2 Technologies, Inc., a Delaware corporation (the “Company”), entered into a Consent and Purchase Agreement (“Purchase Agreement”) with Highbridge International LLC (the “Holder”), the beneficial owner of $58,146,000 in aggregate principal amount of the Company’s outstanding 5% Senior Convertible Notes due 2015 (“Notes”). The Notes were originally issued pursuant to the Indenture dated as of November 23, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to JPMorgan Chase Bank, National Association, as trustee (the “Trustee”) which was amended and supplemented by that certain First Supplemental Indenture dated as of September 11, 2008 (collectively, the “Indenture”).

Pursuant to the Purchase Agreement, the Company agreed to purchase all of the Notes owned, beneficially or of record, by the Holder as of February 6, 2009 (the “Holder’s Notes”) for a purchase price of $997.50 per $1,000.00 of original principal amount plus all accrued and unpaid interest thereon and the Holder irrevocably consented to the amendments and supplements set forth in the form of Second Supplemental Indenture between the Company and the Trustee attached to the Purchase Agreement (the “Second Supplemental Indenture”).

The Company’s total payment for the Holder’s Notes will be $58,654,777.50 as calculated through February 6, 2009, with a per diem amount of $8,075.83 per day for each day thereafter prior to closing for such purchase and sale (the “Closing”). The Closing will occur on or before February 10, 2009. After it purchases the Holder’s Notes, $28,104,000 in aggregate principal amount of Notes will remain outstanding.

As a result of obtaining the Holder’s consent to the Second Supplemental Indenture, the Company received consents from a majority of the holders of the Notes to the Second Supplemental Indenture. The Second Supplemental Indenture was executed by the Company and the Trustee on February 6, 2009 following execution of the Purchase Agreement and became effective at that time. The Second Supplemental Indenture provides for, among other things, the removal and deletion of the following restrictive covenants contained in the Indenture: Section 6.2 (SEC Reports), Section 6.5 (Maintenance of Corporate Existence), Section 6.6 (Rule 144A Information Requirement), Section 6.11 (Incurrence of Indebtedness), Section 7.1(3) (No Event of Default After Giving Effect to Transaction), Section 8.1(a)(5) (Failure To Perform Other Covenants), Section 8.1(a)(6) (Cross Default/Acceleration), and Section 8.1(a)(7) (Judgments). The amendments set forth in the Second Supplemental Indenture will become operative immediately prior to the Closing. If the Closing has not occurred on or prior to two business days following the effective date of the Second Supplemental Indenture, the amendments set forth in the Second Supplemental Indenture will not become operative.

This summary of the Purchase Agreement and the Second Supplemental Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Purchase Agreement and the Second Supplemental Indenture, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the entry into a material definitive agreement is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.

Reference is made to the press release issued by the Company dated February 6, 2009 announcing the Purchase Agreement, which is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Consent and Purchase Agreement

99.2	Second Supplemental Indenture

99.3	Press release dated February 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2009	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer